Exhibit 99.1

Company Logo                                              Citizens Utilities
                                                          3 High Ridge Park
                                                          Stamford, CT 06905
                                                          203.614.5600
                                                          Web site: www.czn.net

FOR IMMEDIATE RELEASE

Contacts:

Financial Community:                                 Media:
Alan H. Oshiki, Assistant Vice President             Brigid M. Smith, Assistant
and Assistant Treasurer                              Vice President
(203) 614-5629                                       Corporate Communications
aoshiki@czn.com                                      (203) 614-5042
                                                     bsmith@czn.com



Citizens Utilities to Acquire Approximately 200,000 Telephone Access Lines for $664 Million

Stamford, Conn., May 27, 1999 -- Citizens Utilities (NYSE: CZN, CZNPr) announced today that it has entered into definitive agreements to purchase from GTE Corporation (NYSE: GTE) 187,000 (year-end 1998) telephone access lines in Arizona, California and Minnesota for $664 million in cash. The company expects that the acquisition, which is subject to various state and federal regulatory approvals, will be completed in 2000, at which time the total access lines should number approximately 200,000.

The transaction will involve all of GTE's local exchange properties in Minnesota and Arizona and a portion of GTE's properties in California. The California and Arizona properties are near exchanges that Citizens already owns and operates. All of the properties will be accretive to cash flow.

"Over the next several years our goal is to grow our incumbent local exchange business to 3 million access lines. These transactions are an important first step toward expanding the segment of our business that commands the highest public and private values," said Leonard Tow, Citizens' chairman and chief executive officer.

"We expect to temporarily fund the transaction with either our cash and investment balances or committed bank credit facilities. Permanent funding of these and other potential access line purchases will come from the sale or other disposition of certain of the company's public services properties."

"By realizing the hidden value of our public services properties and using the proceeds to expand our telecommunications footprint, we expect to be able to significantly grow our inventory of access lines while maintaining a strong investment grade balance sheet. In this alternative to the separation plan announced in 1998, we expect to accomplish our goal of simplifying the company to unlock shareholder value."

Citizens Utilities currently provides telecommunications services and public services including gas distribution, electric distribution, water distribution and wastewater treatment services to approximately 1.9 million customers in 22 states.

Citizens Communications currently operates all-digital, local exchange properties serving approximately one million access lines in 13 states: Arizona, California, Idaho, Montana, Nevada, New Mexico, New York, Oregon, Pennsylvania, Tennessee, Utah, West Virginia and Wisconsin.

Citizens Public Services serves approximately 900,000 customers in Arizona, California, Colorado, Hawaii, Illinois, Indiana, Louisiana, Ohio, Pennsylvania, and Vermont.

Citizens owns 83% of Electric Lightwave, Inc., (NASDAQ: ELIX) a leading full-service, facilities-based integrated communications services provider of enhanced data services, frame relay, ATM and Internet access solutions to bandwidth intensive businesses and the growing e-commerce market.

This document contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These and all forward-looking statements are only predictions or statements of current plans that are constantly under review by the company. All forward-looking statements may differ from actual results because of, but not limited to, changes in the local and overall economy, changes in market conditions for debt and equity securities, the nature and pace of technological changes, the number and effectiveness of competitors in the company's markets, success in overall strategy, weather conditions, changes in legal or regulatory policy, changes in legislation, the company's ability to identify future markets and successfully expand existing ones and the mix of products and services offered in the company's target markets. These important factors should be considered in evaluating any statement contained herein and/or made by the company or on its behalf. The foregoing information should be read in conjunction with the company's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company does not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

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